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                                                                    Exhibit 23.7


[KPMG LOGO]

       Somekh Chaikin

       Mail address         Office address             Telephone  972 3 684 8000
       PO Box 609           KPMG Millennium Tower      Fax  972 3 684 8444
       Tel-Aviv 61006       17 Ha'arba'a Street
       Israel               Tel Aviv 64739
                            Israel





                          INDEPENDENT AUDITORS CONSENT




We consent to the incorporation by reference in the registration statement of Elron Electronic Industries Ltd. on Form S-8 to be filed in December 2003, pertaining to the Option Plans of Elron Electronic Industries Ltd. (The employee share option plan for employees of Elbit Ltd., the employee share option plan series 9-17 for employees of Elron Electronic Industries Ltd. and the option plan for employees, directors and officers-2003), of our report dated March 10, 2003, on our audit of the consolidated financial statements of DEP Technology Holdings Ltd. as of December 31, 2002 and 2001, and for each of the years in the two year period ended December 31, 2002, which is included in the Elron Electronic Industries Ltd. Annual Report on Form 20-F for the year ended December 31, 2002.


/s/ Somekh Chaikin
----------------------------
Somekh Chaikin
Certified Public Accountants (Isr.)
A member of KPMG International

Tel Aviv, Israel
December 15, 2003